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 PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”) is effective January 02, 2019 (the “Effective Date”),

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BETWEEN:Billali Mine, LLC and JC Imperial, LLC  (collectively hereinafter the "Seller"), both entities are limited liability companies organized and existing under the laws of the state of Arizona, with their primary mailing address located at:

P.O. Box 207

Duncan, AZ  85534

AND:Mineral Acquisitions, LLC (the "Buyer"), a limited liability company organized and existing under the laws of the State of New Mexico, with its offices located at:

P.O. Box 25201

Albuquerque, New Mexico 87125

RECITALS

A.Seller is the owner of:

1.The Billali Lode patented mining claim Patent No. 1021 situated in the Steeple Rock Mining District, Grant County, New Mexico in Section 26, Township 16 South, Range 21 West and is known as The Billali Mine permitted under the State of New Mexico Permit No. GR058MN (the "Billali").

2. Patented mining claims and unpatented mining claims as set forth on Exhibit A

3.The Lessee’s interest in that certain Lease Agreement dated October 28, 2003 by and between Walt Anderson, Lessor, and Leslie Billingsley and Richard Billingsley, collectively Lessee, a true and correct copy of which is attached hereto as Exhibit B (the Water Lease).

B.Buyer desires to purchase the interests of Seller in the Billali, the Jim Crow and

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Imperial Mines, the Water Lease upon the terms and conditions herein set forth.

C.Seller desires to sell its interests in the Billali, the Jim Crow and Imperial Mines and the Water Lease to Buyer upon the terms and conditions herein set forth.

AGREEMENT

FOR AND IN CONSIDERATION of the payments herein required, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer (the "Parties" and individually a "Party") agree as follows:

1.SALE AND ASSIGNMENT BY SELLER TO BUYER

A.The Seller agrees to sell, and Buyer agrees to purchase the real properties described in Recital Paragraph A, the patented and unpatented mining clams described in Recital Paragraph B and Seller agrees to assign all of its right title and interest in the Water Lease described in Recital Paragraph C.

B.Grant of Use. To the extent required and if any access is owned by Seller and not otherwise conveyed Seller hereby grants use of and access to the Billali, Jim Crow and Imperial Mines to Buyer and its permitted successors and assigns.

C.Rights of Buyer.  Buyer shall have the following rights in respect of the Billali, Jim Crow and Imperial Mines:

i)Surface, Mining and Access Rights. Subject only to any limitations imposed by federal, state and local regulations, the free, unrestricted and uninterrupted right of access, ingress and egress to the Billali, Jim Crow and Imperial Mines over existing roads or alternate routes approved by Seller and the right to enter upon and occupy the Billali, Jim Crow and Imperial Mines for all purposes reasonably incident to exploring for, developing, mining (by underground mining, surface mining, strip mining or any other surface or subsurface method, including any method later developed), extracting, milling, smelting, refining, stockpiling, storing, processing, removing and marketing there from all ores, metals, minerals, mineral products (including intermediate products) and materials of every nature or sort, and the right to place, construct, maintain, use and thereafter remove such structures, facilities, equipment, roadways, haulage ways, utility lines, reservoirs and water courses, and other improvements as may be necessary, useful or convenient for the full enjoyment of all of the rights granted under this Agreement.  Buyer shall have sole and exclusive custody, possession, ownership and control of all ore, rock, drill core and other mineral substances extracted or removed from the Billali, ~~and~~ Jim Crow and Imperial Mines and may sell or otherwise dispose thereof.

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In the exercise of such rights, Buyer shall be subject only to compliance with applicable statutes, rules, regulations and the terms of this Agreement. These rights are also granted and may be utilized for the purpose or in the course of carrying on exploration, development or mining operations on any other properties in which Buyer may have or acquire any right or interest, provided Seller assents to the same.

ii)Commingling. The right to commingle ore removed from the Billali and Jim Crow or products derived therefrom after treatment, with other ore or products, before or after concentration or beneficiation, so long as the data necessary to determine the weight, grade, and recoverability of both the ore removed from the Billali, Jim Crow and Imperial Mines or products derived therefrom and the ore or products with which it is commingled are obtained by Buyer.  Buyer shall then use that data to determine Seller's interest in minerals, metals and/or other products extracted from ores or products so mixed.  Such data and determinations shall be acquired and completed in accordance with generally accepted industry practices.

iii)Treatment. The right, at Buyer's election and in any manner, it deems fit, to beneficiate, concentrate, process, smelt, refine, and otherwise treat on or off the Billali and Jim Crow any mineral substances taken from the Billali, Jim Crow and Imperial or from adjoining or nearby properties by any physical or chemical method or methods. In exercising this right, mineral substances may be removed to a plant or plants existing, established or maintained upon the Billali, Jim Crow and Imperial Mines or elsewhere, subject to accurate metallurgical accounting and prompt reporting to Seller.

iv)Water Rights. The right to use any of Seller’s water rights, which rights are hereby assigned, on, about, under or appurtenant to the Billali and Jim Crow to facilitate the exploration, mining and processing rights granted in this Agreement.

2PAYMENTS TO SELLER

APurchase Price.

i)The allocation of the Total Purchase Price for all rights and interests of the Billali conveyed herein is Two Million Five Hundred Thousand Dollars ($2,500,000.00).

ii)The allocation of the Total Purchase Price for all rights and interests of the Jim Crow conveyed herein and the assignment of the Water Lease is Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

iii)The Total Purchase Price is Ten Million Dollars ($10,000,000.00).

BPayment of the Purchase Price. The Total Purchase Price will be paid as follows:

i)Twenty-Five Thousand Dollars ($25,000.00) upon closing of the transaction described herein.

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ii)One Hundred Thousand Dollars ($100,000.00) on or before January 31, 2019.

iii)One Hundred Thousand Dollars ($100,000.00) on or before February 28, 2019.

iv)Commencing on July 02, 2019 and on the 30th day of each month thereafter for a period of twenty (20) months Buyer will pay to Seller the sum of Fifty Thousand Dollars ($50,000.00) per month.

v)Commencing on March 1, 2021 and on the 1st day of each month thereafter for a period of fifty (50) months Buyer will pay to Seller the sum of One Hundred Seventy-Five Thousand Dollars ($175,000.00) per month.

vi)Each payment made hereunder will be allocated Twenty-Five per cent (25%) to the Billali and Seventy-Five percent (75%) to the Jim Crow, Imperial.

3TITLE MATTERS

A.Representations and Warranties. Seller covenants and warrants to Buyer, which covenants and warranties shall survive termination of this Agreement, as follows:

i)Seller warrants, to the best of its knowledge and belief, that except for a 5% NSR royalty payable to Veris Gold USA Inc., there are no claims, actions, suits or proceedings pending or threatened on account of or as a result of ownership of the real property which, if adversely determined, would prevent or hinder the conditions contained in this Agreement.

ii)Seller warrants, to the best of its knowledge and belief, it has good and merchantable title to the Billali and the patented/unpatented mining claims as set forth in Exhibit “A” including any reservations contained in patents issued by the United States of America. As to said patented and unpatented claims, that Seller has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to any parties in any of the property and no person or other entity has any right to possess any portion of the property.

iii)Seller warrants that it has no knowledge of violation of law or ordinance with respect to the use of ownership of the property.

iv)Seller warrants it has full right, power and capacity to enter into this Agreement under the terms set forth herein.

v)Buyer shall have quiet and peaceable possession of the Billali and Jim Crow Imperial Mines.

vi)Seller has no knowledge or information indicating that any reclamation obligations for prior operations on the Billali, Jim Crow and Imperial Mines are unsatisfied.

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vii)Seller warrants that the patented and unpatented claims are in good standing and all required payments to maintain the claims have been timely made, and no liens or encumbrances exist.

viii)Seller has no knowledge of any existing or threatened violations of any federal or state environmental laws or regulations as a result of any condition on the Billali and Jim Crow and Imperial Mines.

ix)Title Defects, Defense and Protection. Buyer may at any time cause a title search to be made covering all or any part of the Billali, Jim Crow and Imperial Mines.  Seller shall provide Buyer with any abstracts and other evidences of title in Seller’s possession or control.  If, (1) in the opinion of Buyer, Seller’s title to all or any part of the Billali and Jim Crow and Imperial Mines are defective or less than as represented in Section 3(A); or (2) Seller’s title is contested or questioned by any person or entity Buyer shall notify Seller and Seller shall promptly defend title or correct the alleged defects with thirty (30 days after receipt of written notice  In the event Seller is unable or unwilling to promptly correct the alleged defects or defend title, Buyer may attempt to perfect or defend Seller’s title. In that event, Seller shall cooperate as reasonably necessary to assist Buyer in its efforts to perfect or defend Seller’s title, time being of the essence.  Any money expended by Buyer to perfect or defend Seller’s title shall be deductible from the payment set forth in Section 2(B) for the month in which such money is spent. Any improvement or perfection of title to the Billali, Jim Crow and Imperial Mines shall inure to the benefit of Buyer in the same manner and to the same extent as if such improvement or perfection had been made prior to the execution of this Agreement.  In the event any title defect(s) is discovered after closing and said defect(s) is not cured by either the Seller and/or Buyer the Buyer may at its sole discretion waive the title defect(s) and proceed with the transaction as if the title defect had not been discovered or Buyer may declare this Agreement to be null and void and Buyer shall within thirty (30) days refund to Buyer all money it has paid pursuant to this Agreement.  In the event the Buyer exercises its discretion to declare the Agreement null and void the parties shall upon payment of the sums required to be paid by Seller to Buyer execute all documents necessary to convey, without any restriction, liens or encumbrance, the Billali, the Jim Crow, Imperial Mines and the Water Lease to Seller.  In the event the Buyer declares the Agreement to null and void it will make no claim of any nature whatsoever for any improvements it may have made to the Billali and/or the Jim Crow.

4OBLIGATIONS OF BUYER

A.Outstanding Mineral Interests.    Buyer has conducted a mineral review of the Billali and Jim Crow claims described in Exhibit "A”.  Based on said review, Buyer is not aware of any defects in Seller’s title, nor of any other matter that would cause Seller’s warranties and representations made herein to be untrue.

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B.Protection from Liens.  Buyer shall keep title to the Billali, Jim Crow and Imperial Mines free and clear from any liens, claims and encumbrances (other than liens for taxes not yet due and delinquent) arising from its operations hereunder. Buyer shall promptly pay for all labor performed upon or material furnished to the Billali, Jim Crow and Imperial Mines at the request of Buyer and shall keep the Billali, Jim Crow and Imperial Mines free and clear from liens of mechanics or materialmen in connection with services performed and material supplied at Buyer's request. Buyer shall, however, have the right in good faith to contest the validity of any lien, claim or liability and shall not be required to remove any such lien, claim or liability so long as Buyer is contesting the validity or the amount thereof. The foregoing provisions shall not restrict Buyer from placing a mortgage, trust deed or other lien upon its interest in the Billali, Jim Crow and Imperial Mines for financing purposes, so long as said encumbrance is subordinate to the rights of Seller to terminate this Lease for nonperformance in accordance with its terms.  The restrictions set forth in this section shall remain in full force and effect until such time as the Total Purchase Price has been paid in full.

C.Taxes and Assessments.  Until the Total Purchase Price has been paid in full and except as provided below, Buyer shall pay promptly before delinquency all taxes and assessments that may be assessed during the term of this Agreement upon the Billali, Jim Crow and Imperial Mines resulting from Buyer's activities and products derived therefrom.  This includes all assessments payable to maintain the integrity of the mining claims, on an annual basis, due and payable to Grant County or other required State or US Federal agencies. Buyer will defend the rights of Seller with respect to other individuals that prospect or overstake Seller’s mining claims.  However, Buyer shall always have the right to contest, in the courts or otherwise, either in its own name or in the name of Seller, the validity or amount of any such taxes or assessments, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment or equalization thereof, before it shall be required to pay such taxes or assessments.  Notwithstanding the foregoing, Buyer shall not permit any part of the Billali, Jim Crow and Imperial Mines to be conveyed and title lost as the result of nonpayment of such taxes and assessments. Buyer shall provide Seller with copies of all receipts evidencing payment of such taxes and assessments.  If Seller should receive tax bills or claims that are the responsibility of Buyer, Seller shall promptly forward such bills or claims to Buyer for appropriate action.  Buyer shall pay the above-referenced taxes that are assessed from the Effective Date of this Agreement to its date of termination.  Nothing in this paragraph shall be construed to obligate Buyer to pay that portion of any tax based upon an assessment of improvements or structures made or placed on the Billali, Jim Crow and Imperial Mines by Seller. Buyer shall not be liable for any taxes levied on or measured by Seller’s income or based upon payments made to Seller by Buyer under this Agreement.

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D.Compliance with Laws and Regulations.   Until the Total Purchase Price has been paid in full Buyer shall perform all of its operations on the Billali, Jim Crow and Imperial Mines in compliance with all applicable Federal, State and local laws and regulations pertaining to environmental protection, reclamation and bonding, and any other regulatory authority having rightful jurisdiction in the conduct of exploration, development and production operations on the Billali, Jim Crow and Imperial Mines including without limitation, requirements applicable to the plugging of drill holes and reclaiming, re-contouring and re-seeding of drill pads, trenches, access roads and other disturbances.  Buyer shall have no obligations with respect to prior operations or preexisting conditions on the Billali, Jim Crow and Imperial Mines. The indemnification obligations of Buyer pursuant to Section 5.C shall specifically be applicable to all of Buyer's environmental obligations. The obligations of Buyer under this Section 4(D) shall survive termination of this Agreement.

E.Seller’s Right to Inspect.  During the term of this Agreement Buyer shall allow Seller and representatives of Seller, at their sole risk and expense, access to the Billali, Jim Crow and Imperial Mines for the purposes of viewing or inspecting Buyer's operations, at times which, in Buyer's discretion, do not unreasonably interfere with its operations.  Seller and Seller’s representatives agree to indemnify, protect, save and hold harmless Buyer and its affiliated and direct and indirect parent corporations and their respective directors, partners, officers, employees, agents and corporate affiliates from and against any and all losses, costs, damages, expenses, attorney fees, claims, demands, liabilities, suits and actions of every kind and character that may be imposed upon or incurred by Buyer and its affiliated and direct and indirect parent corporations and their respective directors, partners, officers, employees, agents or corporate affiliates on account of, or arising directly or indirectly from, Seller’s rights under this Section 4(E)  Seller acknowledges and agrees that information obtained pursuant to this Section 4(E) shall be subject to the confidentiality provisions set forth in Section 10 hereof.  BUYER ACKNOWLEDGES, WARRANTS AD AGREES THE TRANSACTION DESCRIBED HEREIN IS A “WHERE IS, AS IS” TRANSACTION AND SELLER MAKES NO WARRANTIES OR REPRESENTATION OF ANY NATURE WHATSOEVER EXCEPT THOSE SET FORTH IN THIS AGREEMENT.

F.No Obligation to Mine. Nothing in this Agreement shall impose any obligation or covenant, express or implied, upon Buyer to conduct any exploration, development or mining operations upon the Billali, Jim Crow and Imperial Mines, it being the intent of the Parties that Buyer shall have sole discretion to determine the technical and economic feasibility, timing, method, manner and rate of conducting any such operations. Only the express duties and obligations provided under this Agreement shall be binding upon Buyer. The nature, manner and extent of all exploration

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development, mining and other operations, if any, shall be matters to be determined solely within the discretion of Buyer.

5OBLIGATIONS OF SELLER

Cooperation by Seller.  Seller shall execute all documents and otherwise cooperate with Buyer as needed in connection with the conduct of operations on the Billali, Jim Crow and Imperial Mines including the transfer of ownership of the existing Permit to Buyer, acquisition of additional governmental permits, post-mining reclamation approvals, water rights, and other rights and privileges related to the conduct of operations on the Billali and Jim Crow and reclamation thereof.  In that regard, Seller agrees not to protest, challenge or otherwise oppose any water right or operational permit filings that Buyer may make to facilitate operations or proposed operations on or in connection with the Billali, Jim Crow and Imperial Mines.

6TERMINATION

A.Termination by Seller.   In the event Seller declares that Buyer has not complied with any obligation hereunder, Seller shall notify Buyer setting out specifically in what respect it is claimed that Buyer has breached this Agreement. If the alleged breach is not cured within 30 days after notice is given of default or if Buyer has not within that time either commenced to cure the alleged breach and does not thereafter diligently complete such cure Seller may terminate this Agreement by delivering to Buyer written notice of such termination; provided, however, that in the event Buyer challenges the legitimacy of the allegation Buyer may give written notice to Seller within such 30-day period setting forth such fact. If Seller gives written notice within 15 days of Buyer's notice that Seller rejects Buyer's position then this Agreement shall not be terminable by Seller until there is a final judicial determination by a court of competent jurisdiction that a default exists and shall not be terminated thereafter if Buyer shall satisfy such judgment within 30 days following its entry (or if an appeal of such judgment is taken following its affirmance by the highest court to which such an appeal is made).  Failure of Seller to give such notice shall constitute agreement by Seller that Buyer is not in default.  Seller shall not be entitled to terminate this Agreement for any default which by its nature is not retroactively curable if Buyer has used its best efforts to cure such a default to the extent practical or if Buyer has paid Seller’s damages for such default where damages are an appropriate remedy. Seller shall have no right to terminate this Agreement except as expressly provided in this Section 6(A), and termination of this Agreement shall be the sole remedy of Seller. Neither the service of any notice nor the performance of any acts by Buyer intended to meet any such alleged breach shall be deemed an admission or presumption that Buyer has failed to perform all of its obligations under this Agreement.

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B.Termination by Buyer. Buyer shall have the right to terminate this Agreement at any time with respect to the Billali, Jim Crow, Imperial Mines and the Water Lease by giving Seller written notice of such termination. Termination shall not cause a reduction in the payments already made according to Section 2(B).  Upon such termination, all right, title and interest of Buyer under this Agreement shall terminate with respect to the Billali, the Jim Crow, Imperial Mines and the Water Lease. Buyer shall be relieved of all further obligations set forth in this Agreement as to the Billali, the Jim Crow, Imperial Mines and the Water Lease affected except those obligations, if any, which have accrued prior to such termination. Any taxes, assessments and governmental charges for which Buyer was responsible prior to termination shall be prorated as of the termination date.  In the event The Buyer terminates this Agreement pursuant to this Section it shall immediately surrender possession of the Billali, the Jim Crow, Imperial Mines and re-assign the Water Lease. Buyer shall make no claim of any nature whatsoever for any improvements it may have made to the Billali and/or the Jim Crow.  The Buyer shall immediately execute all documents necessary to transfer the Billali, the Jim Crow and re-assign the Water Lease to Seller.

C.Release.  Following termination of this Agreement as to all or a part of the Billali and Jim Crow, Buyer shall promptly deliver to Seller a fully executed release of this Agreement in recordable form.

D.Reclamation: Removal of Property.  Upon termination of this Agreement, Buyer shall have a continuing right to enter upon the Billali, Jim Crow and Imperial Mines to complete required reclamation required as a result of Buyer’s activities on the Billali, Jim Crow and Imperial Mines. Buyer shall within ninety (90) days after the date of termination remove from the Billali, Jim Crow and Imperial Mines all of its machinery, buildings, structures, facilities, equipment and other property of every nature and description erected, placed or situated thereon except foundations of a permanent nature, supports, track and pipe placed in shafts, drifts or openings in the Billali, Jim Crow and Imperial Mines.  Any property of Buyer not removed by the end of this ninety day period shall become the property of Seller; however, Buyer does not warrant the condition or safety of any such property.  Buyer shall have the right to keep a watchman on the Billali, Jim Crow and Imperial Mines during this ninety day period.

E.Return of Mine Permit.  Upon termination of this Agreement by Buyer, Buyer shall execute all documents and otherwise cooperate with Seller as needed in connection with the conduct of operations on the Billali and Jim Crow and Imperial Mines including returning ownership of the existing Permit to Seller.

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7 LIENS

In the event that Buyer fails to promptly pay, when due, taxes, mortgages or other liens levied against the Billali, Jim Crow and Imperial Mines payable by Buyer, Seller shall have the right (but shall not be obligated) to pay such past due amounts and, if Seller does so, Seller shall be subrogated to all the rights of the holders thereof and Buyer shall reimburse Seller for all such payments and for all related costs and expenses paid or incurred by Seller (including, without limitation, related attorney fees) within 30 days after the same are paid or incurred by Seller.  The provisions of this Section shall survive termination of this Agreement.

8 FORCE MAJEURE

Buyer shall not be liable for failure to perform any of its obligations, other than making payments due under Section 2, during any period in which performance is prevented, in whole or in part, by causes herein termed Force Majeure. For purposes of this Agreement, the term "Force Majeure" shall include labor disputes; acts of God; action of the elements, including inclement weather, floods, slides, cave-ins, sinkholes, earthquakes and drought; laws, rules, regulations, orders, directives and requests of governmental bodies or agencies; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot; civil strife; fire; explosion; or any other cause whether similar or dissimilar to the foregoing, except for the inability to meet financial commitments. If Buyer invokes the provisions of this Section, Buyer shall give notice of the commencement of the circumstances giving rise to such Force Majeure. The time for discharging Buyer's obligations with respect to the prevented performance, or the time within which Buyer must undertake or complete any activity, shall then be extended for the period of Force Majeure.

9NOTICES AND METHODS OF MAKING PAYMENTS

A.Notices.  Any required notice or communication shall be in writing and shall be effective when personally delivered (including delivery by express courier service) to the following addresses, or when addressed as follows and deposited, postage prepaid, in the United States mail for certified delivery:

If to Seller:Billali Mine LLC  J C Imperial, LLC

P.O. Box 207

Duncan, AZ  85534, and

Billali Mine LLC

P.O. Box 945

Duncan, AZ  85534

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If to Buyer:Mineral Acquisitions, LLC

P.O. Box 25201

Albuquerque, New Mexico 87125

Either party may, by notice to the other given as aforesaid, change its mailing address for future notices.

10CONFIDENTIALITY

Seller shall not, without the express written consent of Buyer not to be unreasonably withheld, disclose any information concerning the terms of this or operations conducted under this Agreement (except information and data that is generally available to the public), nor issue any press releases concerning such information.

11MISCELLANEOUS

ARelationship of the Parties. Nothing contained herein shall be deemed to constitute either Party, in its capacity as such, the partner, agent or legal representative of the other Party, or to create any partnership, mining partnership or other partnership relationship, or fiduciary relationship between them, for any purpose whatsoever.  Except as expressly provided in this Agreement, each Party shall have the free, unrestricted and independent right to engage in and receive the full benefits of any and all business endeavors of any sort whatsoever outside the Billali and Jim Crow or outside the scope of this Agreement, whether or not competitive with the endeavors contemplated herein, without consulting the other or inviting or allowing the other therein.

BTransfers.  Buyer and its respective successors shall have the right to assign or otherwise transfer their respective interests in this Agreement in whole or in part provided that the transferee agrees in writing to assume all, or a portion of all if applicable, obligations of  Buyer hereunder, and Buyer shows Seller, in writing, that the proposed transferee is financially and technically able to comply with the obligations of the Buyer under this Lease, and, in that event, Seller shall be obligated to consent to the transfer, with the understanding that Buyer remains secondarily liable under this Lease. No such transfer shall be effective until the Seller receives written notice of the proposed transfer in accordance with Section 10, and consents in writing to the same.

CPayments After a Transfer of Interest. In the event payments should be made to other parties because of any transfer of the interest of any of the persons constituting Seller, payments tendered to the Seller making the transfer or Seller’s designated agent, shall conclusively be deemed payment to the transferee until Buyer receives notice and

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evidence satisfactory to it from both the agent (if applicable) and the transferring Seller that the transferor's interest has been transferred and that payments should be made to the transferee or the transferee's designated agent.

D Binding Effect.  Subject to the provisions of Section 11(B) above, the provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, beneficiaries, successors and assigns.

EConstruction of Agreement.  This Agreement and its Exhibits constitute the entire understanding of the Parties with respect to the Billali, Jim Crow, Imperial Mines and the Water Lease, all previous agreements, promises, representations, negotiations, writings and understandings between the Parties being expressly rescinded.  Except for obligations of good faith and fair dealing, there are no terms or conditions, express or implied, other than herein stated. This Agreement shall be subject to all valid and applicable provisions of statutory or common law, rules and regulations. Should this Agreement or any of its provisions or operations be found to be contrary to any such valid law, rule or regulation, the latter shall be deemed to control, and this Agreement shall be regarded as modified accordingly: Subject to the preceding sentence, no modification or alteration of this Agreement shall be effective unless made in writing and executed by the Parties with the same formality as this Agreement. There shall be no modification or amendment by virtue of course of conduct by either party. There shall be no modification or amendment by virtue of any concept of an oral modification of a written agreement.  Wherever the term "including" is used herein, it shall be deemed to mean "including without limitation," and wherever the phrase "shall include" is used herein, it shall mean "shall include without limitation."

FHeadings. The headings used herein are for convenience only and shall be disregarded in construing and enforcing this Agreement.

GRule Against Perpetuities. The Parties do not intend nor desire for this Agreement to violate the common law Rule Against Perpetuities or any analogous statutory provision or any other statutory or common law rule imposing time limits on the vesting or termination of estates in land. If any provision of this Agreement does or would violate the Rule Against Perpetuities or any analogous statutory provision or any other statutory or common law rule imposing time limits on the vesting or termination of estates in land, then this Agreement shall not be deemed void or voidable but shall be interpreted in such a way as to maintain and carry out the Parties' objectives to the fullest extent possible by law.

HApplicable law.  This Agreement shall be construed, interpreted and governed by the laws of the State of New Mexico.

IAttorney Fees. In the event either Party brings any action or proceeding for damages or

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equitable relief against the other Party for an alleged breach or default of any provision of this Agreement to recover monies due or to enforce, protect or establish any right or remedy of either Party under this Agreement, the prevailing Party shall be entitled to recover as a part of such action or proceeding reasonable attorney fees and court costs.

JDisputes. Disputes or differences between the Parties shall not interrupt performance of this Agreement or the continuation of operations hereunder, In the event of any dispute or difference, operations may be continued, and payments may be made hereunder in the same manner as prior to such dispute or difference.  In case of suit, adverse claim, dispute or question as to the ownership of the Billali, Jim Crow, Imperial Mine and / or the Water Lease, or any interest therein. Buyer may, in its sole discretion, deposit the payment (or the portion of the payment in dispute, if less than the whole payment, is in dispute) into an escrow account and Buyer shall not be held in default in payment thereof until such suit, claim, dispute or question has been finally disposed of.

KMultiple Counterparts. This Agreement may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth in the acknowledgments below, but effective as of the Effective Date.

SELLER

Billali, LLC and JC Imperial, LLC

Leslie Billingsley, Manager

Date: ______________________________

________________________________________

Richard Billingsley, Manager

Date: ______________________________

BUYER

Mineral Acquisition, LLC

By:________________________________________

Its President

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EXHIBIT A

1.Jim Crow Imperial Group of Patented Mining Claims situated in the Steeple Rock Mining District, Grant County, New Mexico in Sections 14 and 23, Township 17 South, Range 21 West.:

• The Imperial Lode, 15.523 acres, Patent No. 1012 A.

• The Jim Crow Lode, 14.789 acres, Patent No. 1012 B

• The Gold King Lode, 16.643 acres, Patent No. 1012 C

• The Tunnel Lode, 20.015 acres, Patent No. 1012 D

• The Gold Bug Lode, 14.101 acres, Patent No. 1012 E

• The Red Prince Lode, 16.966 acres, Patent No. 1012 F

• The Three Brothers Lode, 13.454 acres, Patent No. 1012 G

• The Contention Lode, 11.641 acres, Patent No. 1012 H.

Unpatented Mining Claims in section 14, Township 17 South, Range 21 West known as:

• Papoose No 1 Lode Claim, 20 acres, Leslie Billingsley claimant

• Papoose No 2 Lode Claim, 20 acres, Leslie Billingsley claimant

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EXHIBIT B

LEASE AGREEMENT

This lease of water rights, made October 28, 2013, by and between Walt Anderson, resides in Red Rock, NM, hereinafter called Lessor, and Leslie Billingsley and Richard Billingsley, whose address is P.O. Box 207, Duncan, AZ, hereinafter called Lessee,Witnesseth:1. That Lessor hereby leases to Lessee, and Lessee leases from Lessor, subject to the terms and conditions herein set forth, Seven (7) acre feet of water rights. Lessee hereby acknowledges delivery and acceptance of the aforesaid water rights upon the terms and conditions of this lease.

2. The term of this lease is ten years and Lessee shall have the option to renew for an additional ten years.

3. In consideration of said lease, Lessee covenants and agrees as follows:

(a) To pay to Lessor for the possession and use of said water rights for the purpose aforesaid, Six Hundred Dollars ($600.00) and Six Hundred (600) shares interest in J.C. Imperial Mine LLC per month.

(i) Lessee shall return and deliver, at the expiration of the term herein granted, the whole of said water rights to the Lessor.

(j) It is mutually agreed that in case Lessee shall violate any of the aforesaid covenants, terms and conditions Lessor may at his option without notice terminate this lease and take possession of said water rights.

WITNESSES

____

Walt Anderson ______________ LESSOR

Leslie H Billingsley ______________ LESSEE

Richard Billingsley ______________

Billali, Jim Crow, Imperial Mine Purchase Agreement

January, 2019